Exhibit (a)(4)

                             ARTICLES SUPPLEMENTARY

                          AB FIXED-INCOME SHARES, INC.

            AB Fixed-Income Shares, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Upon completion of the liquidation of Prime STIF Portfolio, a series of common stock, $.0005 par value per share (the "Common Stock"), of the Corporation (the "Liquidating Series"), pursuant to the charter of the Corporation (the "Charter"), all of the authorized but unissued shares of the Liquidating Series were automatically reclassified as authorized but unissued shares of Common Stock, without further designation as to series or class, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of unclassified shares of Common Stock as set forth in the Charter.

            SECOND: Under a power contained in Article FIFTH of the Charter, the Board of Directors of the Corporation, pursuant to resolutions duly adopted, reclassified and designated:

            A. 35,000,000,000 authorized but unissued shares of the Class AB Common Stock of the AB Government Money Market Portfolio, a series of Common Stock (the "Portfolio"), as the following new classes of the Portfolio:

Class                                      Number of Shares
-----                                      ----------------

Institutional Class Common Stock           5,000,000,000
Class A Common Stock                       5,000,000,000
Class B Common Stock                       5,000,000,000
Class C Common Stock                       5,000,000,000
Advisor Class Common Stock                 5,000,000,000
Class R Common Stock                       5,000,000,000
Class K Common Stock                       5,000,000,000

            B. 15,000,000,000 authorized but unissued shares of Common Stock, without further designation as to series or class, as the following new classes of the Portfolio:

Class                                      Number of Shares
-----                                      ----------------

Class I Common Stock                       5,000,000,000
Class Z Common Stock                       5,000,000,000
Class 1 Common Stock                       5,000,000,000

            THIRD: The shares of the new classes of the Portfolio set forth above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of the Portfolio as set forth in the Charter.

            FOURTH: A. Immediately before the reclassification of the shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, of which 55,000,000,000 were shares of Common Stock, without further designation as to series or class, and 55,000,000,000 shares were classified as follows:





Portfolio and Class                            Number of Shares
-------------------                            ----------------

AB Government Money Market Portfolio
      Class AB Common Stock                    55,000,000,000

            B. Immediately after the reclassification of shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, of which 40,000,000,000 are shares of Common Stock, without further designation as to series or class, and 70,000,000,000 shares are classified as follows:


Portfolio and Class                                 Number of Shares
-------------------                                 ----------------

AB Government Money Market Portfolio
      Class AB Common Stock                          20,000,000,000
      Institutional Class Common Stock                5,000,000,000
      Class A Common Stock                            5,000,000,000
      Class B Common Stock                            5,000,000,000
      Class C Common Stock                            5,000,000,000
      Advisor Class Common Stock                      5,000,000,000
      Class R Common Stock                            5,000,000,000
      Class K Common Stock                            5,000,000,000
      Class I Common Stock                            5,000,000,000
      Class Z Common Stock                            5,000,000,000
      Class 1 Common Stock                            5,000,000,000

            FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

            SIXTH: The shares of Common Stock have been reclassified by the Board of Directors under the authority contained in the Charter. These Articles Supplementary do not increase the authorized stock of the Corporation.

            SEVENTH: These Articles Supplementary will be effective on May 31, 2016 (the "Effective Date"), as permitted by the Maryland General Corporation Law.

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            IN WITNESS WHEREOF, AB Fixed-Income Shares, Inc. has caused these
Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Assistant Secretary, as of this 23rd day of May, 2016. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                                   AB FIXED-INCOME SHARES, INC.



                                                   By:/s/ Robert M. Keith
                                                      -------------------
                                                      Robert M. Keith
                                                      President

ATTEST:


/s/ Stephen J. Laffey
---------------------
Stephen J. Laffey
Assistant Secretary